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Metris Receivables, Inc.                                       Metris Master Trust                               Monthly Report
Certificateholder's Statement                                     Serie                                                  Jan-97
Section 5.2                                        Class A         Class B         Class C         Class D              Total
(i)   Certificate Amount                       518,000,000.00   87,500,000.00   50,000,000.00   44,500,000.00    700,000,000.00
(ii)  Certificate Principal Distributed                  0.00            0.00            0.00                              0.00
(iii) Certificate Interest Distributed           2,784,250.00      495,833.33      253,971.25                      3,534,054.58
(iv) Principal Collections                      23,033,999.09    3,890,878.22    2,223,358.98    1,959,958.88     31,108,195.17
(v)  Finance Charge Collections                  9,286,836.92    1,568,722.46      896,412.83      789,943.96     12,541,916.17
     Recoveries                                     50,703.40        8,564.76        4,894.15        4,355.79         68,518.10
     Interest Earned on Accounts                         0.00            0.00            0.00            0.00              0.00
     Total Finance Charge Collections            9,337,540.32    1,577,287.22      901,306.98      794,299.75     12,610,434.27
     Total Collections                          32,371,539.41    5,468,165.44    3,124,665.96    2,754,258.63     43,718,629.44
(vi) Aggregate Amount of Principal Receivables                                                                 1,596,585,708.59
     Invested Amount (End of Month)            518,000,000.00   87,500,000.00   50,000,000.00   44,500,000.00    700,000,000.00
     Floating Allocation Percentage               32.4442338%      5.4804449%      3.1316828%      2.7871977%       43.8435592%
     Invested Amount (Beginning of Month)      518,000,000.00   87,500,000.00   50,000,000.00   44,500,000.00    700,000,000.00
     Average Daily Invested Amount                                                                               699,574,184.02
(vii)  Receivable Delinquencies (As a % of Total Receivables)
       Current                                                         85.48%     1,409,702,385.52
       30 Days to 59 Days (1 to 29 Days Contractually Delinquent)       8.00%       131,920,325.61
       60 Days to 89 Days (30 to 59 Days Contractually Delinquet)       2.33%        38,381,508.41
       90 Days and Over (60+ Days Contractually Delinquent)             4.19%        69,091,231.14
       Total Receivables                                              100.00%     1,649,095,450.68
(viii) Aggregate Investor Default Amount                                              4,675,058.56
       As a % of Average Daily Invested Amount  (Annualized based on 365 days/year)          8.71%
(ix)  Charge-Offs
      Class A                                                                                 0.00
      Class B                                                                                 0.00
      Class C                                                                                 0.00
      Class D                                                                                 0.00
      Total Charge-Offs                                                                       0.00
(x)   Servicing Fee                                                                   1,073,972.60
(xi)  Pool Factor
      Class A                                                                            1.0000000
      Class B                                                                            1.0000000
      Class C                                                                            1.0000000
(xii) Unreimbursed Reallocated Principal Collections
      Class B                                                                                 0.00
      Class C                                                                                 0.00
      Class D                                                                                 0.00
(xiii) Excess Funding Account Balance                                                         0.00
       Prefunding Account Balance                                                             0.00
Average Net Portfolio Yield                                                               14.7866%
Minimum Base Rate                                                                          8.4697%
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